Exhibit 99.1
NEWS RELEASE
ARTHUR J. GALLAGHER & CO. ANNOUNCES
FIRST QUARTER 2026 FINANCIAL RESULTS
ROLLING MEADOWS, IL, April 30, 2026 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended March 31, 2026. Management will host a webcast conference call to discuss these results on Thursday, April 30, 2026 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release, the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 8.
Summary of Financial Results - First Quarter

	Revenues Before Reimbursements		Net Earnings (Loss)		EBITDAC		Diluted Net Earnings (Loss) Per Share
Segment	1st Q 26	1st Q 25	1st Q 26	1st Q 25	1st Q 26	1st Q 25	1st Q 26	1st Q 25
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$4,293	$3,314	$913	$816	$1,562	$1,351	$3.51	$3.13
Net (gains) on divestitures	(7)	(6)	(5)	(4)	(7)	(6)	(0.02)	(0.02)
Acquisition integration	–	–	65	33	87	44	0.25	0.13
Workforce and lease termination	–	–	20	14	27	18	0.08	0.05
Acquisition related adjustments	–	–	39	25	50	30	0.15	0.09
Amortization of intangible assets	–	–	201	152	–	–	0.77	0.59
Effective income tax rate impact	–	–	–	1	–	–	–	–
Levelized foreign currency translation	–	57	–	13	–	19	–	0.05
Brokerage, as adjusted	4,286	3,365	1,233	1,050	1,719	1,456	4.74	4.02
Risk Management, as reported	428	374	50	41	86	72	0.19	0.16
Acquisition integration	–	–	1	1	1	2	–	–
Workforce and lease termination	–	–	1	3	1	3	–	0.01
Acquisition related adjustments	–	–	4	–	6	–	0.02	–
Amortization of intangible assets	–	–	5	4	–	–	0.02	0.02
Levelized foreign currency translation	–	7	–	1	–	1	–	–
Risk Management, as adjusted	428	381	61	50	94	78	0.23	0.19
Corporate, as reported	(5)	–	(140)	(148)	(91)	(122)	(0.54)	(0.57)
Transaction-related costs	–	–	6	20	7	23	0.02	0.08
Legal & tax related	–	–	1	–	18	–	–	–
Clean energy-related	5	–	3	–	5	–	0.02	–
Corporate, as adjusted	–	–	(130)	(128)	(61)	(99)	(0.50)	(0.49)
Total Company, as reported	$4,716	$3,688	$823	$709	$1,557	$1,301	$3.16	$2.72
Total Company, as adjusted	$4,714	$3,746	$1,164	$972	$1,752	$1,435	$4.47	$3.72
Total Brokerage & Risk Management, as reported	$4,721	$3,688	$963	$857	$1,648	$1,423	$3.70	$3.29
Total Brokerage & Risk Management, as adjusted	$4,714	$3,746	$1,294	$1,100	$1,813	$1,534	$4.97	$4.21
First quarter 2025 reported and adjusted amounts for the Brokerage Segment include approximately $143 million of incremental interest income, or approximately 41 cents after-tax, earned on the cash proceeds held to fund the AssuredPartners acquisition.
For first quarter 2026, the pretax impact of adjustments for the Brokerage, Risk Management, and Corporate Segments totals $431 million, $15 million and $30 million, respectively, and corresponding adjustment to the provision (benefit) for income taxes was $111 million, $4 million and ($20) million, respectively, relating to these adjustments. A detailed reconciliation is shown on pages 16 and 17.
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“We had a terrific first quarter!” said J. Patrick Gallagher, Jr., Chairman and CEO. “For our combined brokerage and risk management segments, our two-pronged revenue growth strategy – growing both organically and through acquisitions – delivered revenue growth of 28% in the quarter. Our organic growth of 5% reflected strong client retention, disciplined execution, and the benefit of our diversified platform. Net earnings increased 12%, and adjusted EBITDAC grew 18%, marking our 24th consecutive quarter of double-digit adjusted EBITDAC growth.

“Our results reflect the strength and consistency of our business model across the dynamic insurance and economic environment. We remain focused on organic growth, strategic mergers and acquisitions, investment in productivity and quality, and maintaining our culture. We are also seeing the benefit of deeper collaboration across our P&C brokerage, benefits, and claims teams, supported by practical applications of AI, automation, and digitization that enhance how we serve and advocate for our clients. We believe Gallagher is well positioned to continue delivering strong growth and long‑term value for our shareholders.”

Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 8 of 17.

Organic Revenues (Non-GAAP)	1st Q 2026	1st Q 2025
Base Commissions and Fees
Commissions and fees, as reported	$3,915	$2,869
Less commissions and fees from acquisitions, divested operations and other	(937)	(64)
Levelized foreign currency translation	–	52
Organic base commissions and fees	$2,978	$2,857
Organic change in base commissions and fees	4%
Supplemental Revenues
Supplemental revenues, as reported	$180	$114
Less supplemental revenues from acquisitions, divested operations and other	(46)	–
Levelized foreign currency translation	–	2
Organic supplemental revenues	$134	$116
Organic change in supplemental revenues	16%
Contingent Revenues
Contingent revenues, as reported	$115	$93
Less contingent revenues from acquisitions, divested operations and other	(19)	–
Levelized foreign currency translation	–	1
Organic contingent revenues	$96	$94
Organic change in contingent revenues	2%
Total reported commissions, fees, supplemental revenues and contingent revenues	$4,210	$3,076
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions, divested operations and other	(1,002)	(64)
Levelized foreign currency translation	–	55
Total organic commissions, fees, supplemental revenues and contingent revenues	$3,208	$3,067
Total organic change	5%

Acquisition Activity	1st Q 2026	1st Q 2025
Number of acquisitions closed *	8	10
Estimated annualized revenues acquired (in millions)	$49	$63
*    In the first quarter of 2026 and 2025, Gallagher issued 76,000 shares and 49,000 shares, respectively, of its common stock directly to sellers in connection with tax-free exchange acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 8 of 17.

Compensation Expense and Ratios		1st Q 2026	1st Q 2025
Compensation expense, as reported		$2,211	$1,617
Acquisition integration		(37)	(28)
Workforce and lease termination related charges		(24)	(16)
Acquisition related adjustments		(50)	(30)
Levelized foreign currency translation		–	29
Compensation expense, as adjusted		$2,100	$1,572
Reported compensation expense ratios using reported revenues on page 1	*	51.5%	48.8%
Adjusted compensation expense ratios using adjusted revenues on page 1	**	49.0%	46.7%
*    Reported first quarter 2026 compensation expense ratio was 2.7 pts higher than first quarter 2025. This ratio was primarily impacted by lower interest income revenues in the quarter, as first quarter 2025 included interest income earned on proceeds associated with the AssuredPartners Financing in December 2024. This ratio was also impacted by higher acquisition related adjustments and workforce termination costs, partially offset by savings from headcount controls.
**    Adjusted first quarter 2026 compensation expense ratio was 2.3 pts higher than first quarter 2025. This ratio was primarily impacted by lower interest income revenues in the quarter, as first quarter 2025 included interest income earned on proceeds associated with the AssuredPartners Financing in December 2024. This ratio also benefited from savings from headcount controls.

Operating Expense and Ratios		1st Q 2026	1st Q 2025
Operating expense, as reported		$520	$346
Acquisition integration		(50)	(16)
Workforce and lease termination related charges		(3)	(2)
Levelized foreign currency translation		–	9
Operating expense, as adjusted		$467	$337
Reported operating expense ratios using reported revenues on page 1	*	12.1%	10.5%
Adjusted operating expense ratios using adjusted revenues on page 1	**	10.9%	10.0%
*    Reported first quarter 2026 operating expense ratio was 1.6 pts higher than first quarter 2025. This ratio was primarily impacted by higher integration and technology costs, partially offset by lower outside consulting fees. This ratio was also impacted by lower interest income revenues in the quarter, as first quarter 2025 included interest income earned on proceeds associated with the AssuredPartners Financing in December 2024.
**    Adjusted first quarter 2026 operating expense ratio was 0.9 pts higher than first quarter 2025. This ratio was primarily impacted by increased technology costs, partially offset by lower outside consulting fees. This ratio was also impacted by lower interest income revenues in the quarter, as first quarter 2025 included interest income earned on proceeds associated with the AssuredPartners Financing in December 2024.
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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 8 of 17.

Net Earnings to Adjusted EBITDAC (Non-GAAP)		1st Q 2026	1st Q 2025
Net earnings, as reported		$913	$816
Provision for income taxes		313	283
Depreciation		49	33
Amortization		271	204
Change in estimated acquisition earnout payables		16	15
EBITDAC		1,562	1,351
Net (gains) on divestitures		(7)	(6)
Acquisition integration		87	44
Workforce and lease termination related charges		27	18
Acquisition related adjustments		50	30
Levelized foreign currency translation		–	19
EBITDAC, as adjusted		$1,719	$1,456
Net earnings margin, as reported using reported revenues on page 1	*	21.3%	24.6%
EBITDAC margin, as adjusted using adjusted revenues on page 1	*	40.1%	43.3%
*    First quarter 2025 adjusted EBITDAC includes approximately $143 million of interest income revenues earned on the proceeds received in December 2024 related to the AssuredPartners Financing. The interest income in the prior period, as well as the seasonality of AssuredPartners and the roll-in of tuck-in acquisitions, unfavorably impacted the year over year change in first quarter adjusted EBITDAC margin by approximately 3.6%.
Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 8 of 17.

Organic Revenues (Non-GAAP)	1st Q 2026	1st Q 2025
Fees	$415	$363
International performance bonus fees	5	2
Fees as reported	420	365
Less fees from acquisitions, divestitures and other	(13)	(1)
Levelized foreign currency translation	–	7
Organic fees	407	371
Organic change in fees	10%

Acquisition Activity	1st Q 2026	1st Q 2025
Number of acquisitions closed	1	1
Estimated annualized revenues acquired (in millions)	$10	$38
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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 8 of 17.

Compensation Expense and Ratios		1st Q 2026	1st Q 2025
Compensation expense, as reported		$264	$231
Acquisition integration		–	(1)
Workforce and lease termination related charges		(1)	(3)
Acquisition related adjustments		(6)	–
Levelized foreign currency translation		–	5
Compensation expense, as adjusted		$257	$232
Reported compensation expense ratios using reported revenues (before reimbursements) on page 1	*	61.8%	61.9%
Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on page 1	**	60.2%	61.1%
*    Reported first quarter 2026 compensation expense ratio was 0.1 pts lower than first quarter 2025. This ratio was primarily impacted by savings related to headcount controls, partially offset by higher acquisition related adjustments and increased incentive compensation.
**    Adjusted first quarter 2026 compensation expense ratio was 0.9 pts lower than first quarter 2025. This ratio was primarily impacted by savings related to headcount controls, partially offset by increased incentive compensation.

Operating Expense and Ratios		1st Q 2026	1st Q 2025
Operating expense, as reported		$78	$71
Acquisition integration		(1)	(1)
Levelized foreign currency translation		–	1
Operating expense, as adjusted		$77	$71
Reported operating expense ratios using reported revenues (before reimbursements) on page 1	*	18.4%	19.0%
Adjusted operating expense ratios using reported revenues (before reimbursements) on page 1	*	18.1%	18.5%
*    Reported first quarter 2026 operating expense ratio was 0.6 pts lower than first quarter 2025. Adjusted first quarter 2026 operating expense ratio was 0.4 pts lower than first quarter 2025. Both ratios were primarily impacted by savings in client-related expenses.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	1st Q 2026	1st Q 2025
Net earnings, as reported	$50	$41
Provision for income taxes	18	15
Depreciation	10	10
Amortization	7	6
Change in estimated acquisition earnout payables	1	–
EBITDAC	86	72
Acquisition integration	1	2
Workforce and lease termination related charges	1	3
Acquisition related adjustments	6	–
Levelized foreign currency translation	–	1
EBITDAC, as adjusted	$94	$78
Net earnings margin, as reported using reported revenues (before reimbursements) on page 1	11.7%	11.0%
EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on page 1	21.7%	20.4%
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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliation Information (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 8 of 17.

1st Quarter	2026			2025
	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests
Components of Corporate Segment, as reported
Interest and banking costs	$(158)	$41	$(117)	$(159)	$42	$(117)
Clean energy-related	(7)	2	(5)	(2)	1	(1)
Acquisition costs (1)	(10)	2	(8)	(26)	3	(23)
Corporate (2)	(76)	66	(10)	(95)	88	(7)
Reported 1st quarter	(251)	111	(140)	(282)	134	(148)
Adjustments
Clean energy-related (3)	5	(2)	3	–	–	–
Transaction-related costs (1)	7	(1)	6	23	(3)	20
Legal and tax related (4)	18	(17)	1	–	–	–
Components of Corporate Segment, as adjusted
Interest and banking costs	(158)	41	(117)	(159)	42	(117)
Clean energy-related	(2)	–	(2)	(2)	1	(1)
Acquisition costs	(3)	1	(2)	(3)	–	(3)
Corporate (2)	(58)	49	(9)	(95)	88	(7)
Adjusted 1st quarter	$(221)	$91	$(130)	$(259)	$131	$(128)
(1)Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees associated with completed, future and terminated acquisitions. Adjustments primarily relate to the acquisitions of AssuredPartners and Woodruff Sawyer, which closed August 2025 and April 2025, respectively.
(2)Corporate pretax loss includes a net unrealized foreign exchange remeasurement gain of $6 million in first quarter 2026 and a net unrealized foreign exchange remeasurement loss of $(23) million in first quarter 2025.
(3)Adjustments in first quarter 2026 include the write-down of a clean energy-related investment.
(4)Adjustments in first quarter 2026 and 2025 include costs associated with legal and tax matters.

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Interest, banking costs and debt - At March 31, 2026, Gallagher had $9,550 million of borrowings from public debt, $3,008 million of borrowings from private placements and $285 million of borrowings under its line of credit facility. In addition, Gallagher had $156 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from its debt covenant computations, as applicable.
Clean energy-related - For 2026, this consists of operating results related to Gallagher’s investments in new clean energy projects, primarily fusion and carbon sequestration projects.
Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.
Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses, the tax benefit from the vesting of employee equity awards, as well as other permanent or discrete tax items not reflected in the provision for income taxes in the Brokerage and Risk Management segments.
Income Taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended March 31, 2026 and 2025 were 21.1% and 18.8%, respectively.
AssuredPartners - In fourth quarter 2024 and first quarter 2025, we raised a total of approximately $14 billion of cash via a follow-on common stock offering and senior notes issuance to fund the AssuredPartners acquisition (collectively, the AssuredPartners Financing), which was completed in third quarter 2025 for approximately $14 billion.
Share Repurchases - In the first quarter of 2026, Gallagher repurchased approximately 1.4 million shares of its common stock for approximately $310 million.
Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, April 30, 2026 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to Arthur J. Gallagher & Co. - Events & Presentations (ajg.com). The call will be available for replay at such website for at least 90 days.
About Arthur J. Gallagher & Co.
Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.
Information Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, anticipated future results or performance of any segment or Gallagher as a whole; acquisition rollover revenues; statements regarding changes in its expenses in the next several quarters; future capital structure changes, including debt levels from time to time; the impact of foreign currency on its results; integration costs; workforce and lease termination costs; amortization of intangibles; depreciation; change in estimated earnout payables; effective tax rate; earnings from continuing operations attributable to noncontrolling interests; the premium rate environment and the state of insurance markets; and the economic environment.
Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include global economic and geopolitical events, including, among others, fluctuations in interest and inflation rates; protectionism such as tariffs, trade disruptions; a recession or economic downturns; a U.S. government shutdown; political instability, such as global armed conflicts; its actual acquisition opportunities, including closing risks related to pending acquisitions; risks with respect to larger acquisitions such as AssuredPartners, the largest acquisition in our history, including risks related to its ability to successfully integrate operations; and the possibility that its assumptions may be inaccurate resulting in unforeseen obligations or liabilities and failure to realize expected benefits; damage to its reputation due to its failure to
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uphold its culture or negative perceptions or publicity, including as a result of amplifying effects that the Internet and social media may have on such perceptions; reputational issues related to its sustainability-related activities, including potential backlash against such activities, and compliance with increasingly complex climate- and other sustainability-related regulations, such as risks related to “greenwashing” and “greenhushing”; cybersecurity-related risks; its ability to apply technology, data analytics and artificial intelligence effectively and potential increased costs resulting from such activities; risks associated with the use of artificial intelligence in its business operations, including regulatory, data privacy, cybersecurity, errors and omissions, intellectual property and competition risks; risks related to “AI-washing”; heightened competition for talent and increased compensation costs; disasters or other business interruptions, including with respect to its operations in India; risks related to its international operations, such as those related to regulatory, tax, sustainability, sanctions and anti-corruption compliance and increased scrutiny of the use of off-shore centers of excellence such as those we operate in India and elsewhere; changes to data privacy and protection laws and regulations; foreign exchange rates; changes in accounting standards; changes in premium rates and in insurance markets generally, including the impact of large natural or man-made events; tax, environmental or other compliance risks related to its legacy clean energy investments; its inability to receive dividends or other distributions from subsidiaries; and changes in the insurance brokerage industry’s competitive landscape.
Please refer to Gallagher’s filings with the Securities and Exchange Commission, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.
Information Regarding Non-GAAP Measures
In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that its chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.
Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 16 and 17 for a reconciliation of the adjustments made to income taxes.
Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:
•Net gains (losses) on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.
•Acquisition integration costs, which include costs related to certain large acquisitions (including the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group, My Plan Manager, Woodruff Sawyer and AssuredPartners), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into its IT related systems.
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•Transaction-related costs, which are associated with completed, future and terminated acquisitions. Costs primarily relate to the acquisitions of AssuredPartners and Woodruff Sawyer, which closed in and August 2025 and April 2025, respectively. These include costs related to regulatory filings, legal and accounting services, insurance and incentive compensation.
•Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.
•Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.
•Acquisition related adjustments principally relate to changes in estimated acquisition earnout payables adjustments and acquisition related compensation charges. In addition, from time to time we may include changes in balance sheet estimates arising from conforming accounting principles, purchase-related true-ups and other balance sheet adjustments made after the closing date.
•Amortization of intangible assets, which reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through Gallagher’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.
•The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.
•Effective income tax rate impact, which levelizes the prior year for the change in current year tax rates.
•Clean energy-related, which represents the impact of adjustments in first quarter 2026 related to the write-down of a clean energy-related investment.
•Legal and tax related, which represents the impact of adjustments in first quarter 2026 and 2025 related to costs associated with legal and tax matters.
•Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.
Non-GAAP Earnings Measures
•EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.
•EBITDAC, as Adjusted and EBITDAC Margin, as Adjusted - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, and the period-over-period impact of foreign currency translation, as applicable, and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and are also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.
•EPS, as Adjusted and Net Earnings, as Adjusted - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.
Organic Revenues (a non-GAAP measure) - Organic revenue change measures the year-over-year percentage change in organic revenue. For the Brokerage segment, organic revenue consists of base commission and fee revenues, supplemental revenues and contingent revenues, excluding the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations, which include disposals of a business through sale or closure, estimate changes, run-off of a business and the restructuring and/or repricing of programs and products, in each year presented. Such revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In order to improve the comparability of Gallagher’s results between periods, we further exclude the period-over-period impact of
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foreign currency translation; revenue from certain large life product sales within Gallagher’s Executive Life and Benefits practice group (which are typically large singular transactions with a high degree of variability in amount and timing); and revenue attributable to changes in assumptions used to calculate estimated deferred revenues, which impact the quarterly timing of revenues during the annual contract period. For the Risk Management segment, organic revenue consists of fee revenues excluding the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each period presented. In order to improve the comparability of Gallagher’s results between periods, we further exclude the period-over-period impact of foreign currency translation .
These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond, as well as eliminating the impact of the items that have a high degree of variability. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of its financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.
Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 4 and 5), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on page 1), for organic revenue measures (on pages 2 and 4, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 3, 4 and 5 respectively, for the Brokerage and Risk Management segments).
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Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 1st Quarter March 31,
(Unaudited - in millions except per share, percentage and workforce data)

Brokerage Segment	1st Q Ended March 31, 2026	1st Q Ended March 31, 2025
Commissions	$3,123	$2,249
Fees	792	620
Supplemental revenues	180	114
Contingent revenues	115	93
Interest income, premium finance revenues and other income	83	238
Total revenues	4,293	3,314
Compensation	2,211	1,617
Operating	520	346
Depreciation	49	33
Amortization	271	204
Change in estimated acquisition earnout payables	16	15
Expenses	3,067	2,215
Earnings before income taxes	1,226	1,099
Provision for income taxes	313	283
Net earnings	913	816
Net earnings attributable to noncontrolling interests	1	5
Net earnings attributable to controlling interests	$912	$811

EBITDAC
Net earnings	$913	$816
Provision for income taxes	313	283
Depreciation	49	33
Amortization	271	204
Change in estimated acquisition earnout payables	16	15
EBITDAC	$1,562	$1,351
See "Information Regarding Non-GAAP Measures" beginning on page 8 of 17.
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Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 1st Quarter March 31,
(Unaudited - in millions except per share, percentage and workforce data)

Risk Management Segment	1st Q Ended March 31, 2026	1st Q Ended March 31, 2025
Fees	$420	$365
Interest income and other income	8	9
Revenues before reimbursements	428	374
Reimbursements	42	39
Total revenues	470	413
Compensation	264	231
Operating	78	71
Reimbursements	42	39
Depreciation	10	10
Amortization	7	6
Change in estimated acquisition earnout payables	1	—
Expenses	402	357
Earnings before income taxes	68	56
Provision for income taxes	18	15
Net earnings	50	41
Net earnings attributable to noncontrolling interests	–	–
Net earnings attributable to controlling interests	$50	$41

EBITDAC
Net earnings	$50	$41
Provision for income taxes	18	15
Depreciation	10	10
Amortization	7	6
Change in estimated acquisition earnout payables	1	–
EBITDAC	$86	$72
See "Information Regarding Non-GAAP Measures" beginning on page 8 of 17.

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Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 1st Quarter March 31,
(Unaudited - in millions except share and per share data)

Corporate Segment	1st Q Ended March 31, 2026	1st Q Ended March 31, 2025
Other loss	$(5)	$–
Total revenues	(5)	–
Compensation	41	49
Operating	45	73
Interest	158	158
Depreciation	2	2
Expenses	246	282
Loss before income taxes	(251)	(282)
Benefit for income taxes	(111)	(134)
Net loss	(140)	(148)
Net loss attributable to noncontrolling interests	–	–
Net loss attributable to controlling interests	$(140)	$(148)
EBITDAC
Net loss	$(140)	$(148)
Benefit for income taxes	(111)	(134)
Interest	158	158
Depreciation	2	2
EBITDAC	$(91)	$(122)
See "Information Regarding Non-GAAP Measures" beginning on page 8 of 17.
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Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 1st Quarter March 31,
(Unaudited - in millions except share and per share data)

Total Company	1st Q Ended March 31, 2026	1st Q Ended March 31, 2025
Commissions	$3,123	$2,249
Fees	1,212	985
Supplemental revenues	180	114
Contingent revenues	115	93
Interest income, premium finance revenues and other income	86	247
Revenues before reimbursements	4,716	3,688
Reimbursements	42	39
Total revenues	4,758	3,727
Compensation	2,516	1,897
Operating	643	490
Reimbursements	42	39
Interest	158	158
Depreciation	61	45
Amortization	278	210
Change in estimated acquisition earnout payables	17	15
Expenses	3,715	2,854
Earnings before income taxes	1,043	873
Provision for income taxes	220	164
Net earnings	823	709
Net earnings attributable to noncontrolling interests	1	5
Net earnings attributable to controlling interests	$822	$704
Diluted net earnings per share	$3.16	$2.72
Dividends declared per share	$0.70	$0.65
EBITDAC
Net earnings	$823	$709
Provision for income taxes	220	164
Interest	158	158
Depreciation	61	45
Amortization	278	210
Change in estimated acquisition earnout payables	17	15
EBITDAC	$1,557	$1,301
See "Information Regarding Non-GAAP Measures" beginning on page 8 of 17.
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Arthur J. Gallagher & Co.
Consolidated Balance Sheet
(Unaudited - in millions except per share data)

	March 31, 2026	Dec 31, 2025
Cash and cash equivalents	$1,413	$1,396
Fiduciary assets (includes fiduciary cash of $7,069 in 2026 and $7,142 in 2025)	33,873	26,899
Accounts receivable, net	5,960	5,175
Other current assets	773	886
Total current assets	42,019	34,356
Fixed assets - net	762	789
Deferred income taxes	43	43
Other noncurrent assets	1,568	1,602
Right-of-use assets	585	598
Goodwill	22,958	22,593
Amortizable intangible assets - net	10,366	10,684
Total assets	$78,301	$70,665

Fiduciary liabilities	$33,873	$26,899
Accrued compensation and other current liabilities	4,051	4,017
Deferred revenue - current	809	737
Premium financing debt	156	226
Corporate related borrowings - current	640	640
Total current liabilities	39,529	32,519
Corporate related borrowings - noncurrent	12,077	12,104
Deferred revenue - noncurrent	177	155
Lease liabilities - noncurrent	499	515
Other noncurrent liabilities (includes tax credit carryforwards of $655 in 2026 and $713 in 2025)	2,217	2,025
Total liabilities	54,499	47,318

Stockholders' equity:
Common stock - issued and outstanding	257	257
Capital in excess of par value	17,638	17,783
Retained earnings	6,446	5,806
Accumulated other comprehensive loss	(566)	(525)
Total controlling interests stockholders' equity	23,775	23,321
Noncontrolling interests	27	26
Total stockholders' equity	23,802	23,347
Total liabilities and stockholders' equity	$78,301	$70,665
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Arthur J. Gallagher & Co.
Other Information
(Unaudited - data is rounded where indicated)

OTHER INFORMATION	1st Q Ended March 31, 2026		1st Q Ended March 31, 2025
Basic weighted average shares outstanding (000s)	257,119		254,819
Diluted weighted average shares outstanding (000s)	259,816		259,421
Number of common shares outstanding at end of period (000s)	256,942		256,053

Workforce at end of period (includes acquisitions):
Brokerage	55,607	*	43,120
Risk Management	11,122		10,594
Total Company	72,373	*	57,285
*    The acquisition of AssuredPartners added approximately 10,900 employees in August 2025.

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)
(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
1st Q Ended March 31, 2026
Brokerage, as reported	$1,226	$313	$913	$1	$912	$3.51
Net (gains) on divestitures	(7)	(2)	(5)	–	(5)	(0.02)
Acquisition integration	87	22	65	–	65	0.25
Workforce and lease termination	27	7	20	–	20	0.08
Acquisition related adjustments	53	14	39	–	39	0.15
Amortization of intangible assets	271	70	201	–	201	0.77
Brokerage, as adjusted	$1,657	$424	$1,233	$1	$1,232	$4.74

Risk Management, as reported	$68	$18	$50	$–	$50	$0.19
Acquisition integration	1	–	1	–	1	–
Workforce and lease termination	1	–	1	–	1	–
Acquisition related adjustments	6	2	4	–	4	0.02
Amortization of intangible assets	7	2	5	–	5	0.02
Risk Management, as adjusted	$83	$22	$61	$–	$61	$0.23

Corporate, as reported	$(251)	$(111)	$(140)	$–	$(140)	$(0.54)
Transaction-related costs	7	1	6	–	6	0.02
Legal and tax related	18	17	1	–	1	–
Clean energy-related	5	2	3	–	3	0.02
Corporate, as adjusted	$(221)	$(91)	$(130)	$–	$(130)	$(0.50)
See "Information Regarding Non-GAAP Measures" beginning on page 8 of 17.
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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued
(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
1st Q Ended March 31, 2025
Brokerage, as reported	$1,099	$283	$816	$5	$811	$3.13
Net (gains) on divestitures	(6)	(2)	(4)	–	(4)	(0.02)
Acquisition integration	44	11	33	–	33	0.13
Workforce and lease termination	18	4	14	–	14	0.05
Acquisition related adjustments	33	8	25	–	25	0.09
Amortization of intangible assets	204	52	152	–	152	0.59
Effective income tax impact	—	(1)	1	–	1	–
Levelized foreign currency translation	17	4	13	–	13	0.05
Brokerage, as adjusted	$1,409	$359	$1,050	$5	$1,045	$4.02

Risk Management, as reported	$56	$15	$41	$–	$41	$0.16
Acquisition integration	2	1	1	–	1	–
Workforce and lease termination	3	–	3	–	3	0.01
Amortization of intangible assets	6	2	4	–	4	0.02
Levelized foreign currency translation	1	–	1	–	1	–
Risk Management, as adjusted	$68	$18	$50	$–	$50	$0.19

Corporate, as reported	$(282)	$(134)	$(148)	$–	$(148)	$(0.57)
Transaction-related costs	23	3	20	–	20	0.08
Corporate, as adjusted	$(259)	$(131)	$(128)	$–	$(128)	$(0.49)
See "Information Regarding Non-GAAP Measures" on page 8 of 17.
Contact:
Sara Walsh
630-285-3593 or sara_walsh@ajg.com
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